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FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2016

American Church Mortgage Company
(Exact name of registrant as specified in its charter)
Minnesota	33-87570	41-1793975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10237 Yellow Circle Drive, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 945-9455

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2016, American Church Mortgage Company (the “Company”) held its 2016 annual meeting of shareholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker–non-votes, as to each such matter were as follows:

Proposal 1: All four of the Company’s nominees for director as listed in the Company’s 2016 proxy statement were elected with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Votes “WITHHELD”	Broker Non-Votes
Philip J. Myers	622,745	32,143	250,737
Kirbyjon H.Caldwell	622,961	31,907	250,737
Dennis J. Doyle	618,920	35,948	250,737
Michael G. Holmquist	627,340	27528	250,737

Proposal 2: The proposal to appoint Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the following vote:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes
775,358	85,936	44,311	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company
Date: June 17, 2016
By /s/ Scott J. Marquis Chief Financial Officer & Treasurer